UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 14, 2011, inContact, Inc. entered into a Commercial Agreement with Siemens Enterprise Communications, Inc. (“Siemens”), whereby Siemens became a world-wide distributor/reseller of inContact’s portfolio of hosted solutions. Siemens was granted a non-exclusive right to resell inContact’s hosted services and other services globally with an exclusive right to sell the inConatct services in Europe (including Russia), Middle East, and Africa (“EMEA”).

The initial term of the agreement is between June 14, 2011 and December 13, 2013. Siemens agreed to the following minimum purchase commitments during the term of the Agreement:

•	$5,000,000 in net software revenue for calendar year 2012 with quarterly milestones of 15% for Quarter 1, 20% for Quarter 2, 25% for Quarter 3 and 40% for Quarter 4.

•	$10,000,000 in net software revenue for calendar year 2013 with quarterly milestones of 15% for Quarter 1, 20% for Quarter 2, 25% for Quarter 3 and 40% for Quarter 4.

If Siemens produces $4,000,000 in net software revenue for the fourth quarter of 2013, the Agreement can be extended at Siemen’s option for calendar year 2014 with a minimum purchase commitment of $4,000,000 per quarter for a total commitment of $16,000,000 for 2014.

inContact agreed that the reseller pricing for its hosted services to Siemens in the United States and EMEA would not be greater than pricing to other resellers in the same regions. The same obligation applies to reseller pricing in other regions on a region by region basis, so that a lower reseller pricing regime in a region outside of the United States and EMEA will not affect pricing in the United States and EMEA.

Siemens has the right to brand or co-brand the portfolio of hosted solutions with Siemens’ tradename or service mark. The relationship will begin with a co-branding solution and inContact agrees to pursue a full branding solution per a mutually agreeable timeline.

inContact agrees to provide sales and marketing material, to fund and manage the platform for the portfolio of hosted solutions in Europe, manage all operational functions of delivering the solutions and to support Siemens’ customer and internal support training programs.

Item 3.02	Unregistered Sales of Equity Securities

On June 14, 2011, inContact sold to Enterprise Networks Holdings, Inc., the parent company of Siemens, approximately 7.2 million common shares of inContact at $3.32 per share for cash in the amount of approximately $23.9 million. The securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The investor represented that it is an “accredited” investor within the meaning of Rule 501 adopted under the Securities Act of 1933. This report does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

At the time of the investment by Enterprise Networks Holdings (“ENH”) the parties entered into an investor rights agreement. Under that agreement:

•

ENH and its subsidiaries are prohibited for one year from acquiring more than 19.9% of the outstanding common stock of inContact, participating in any solicitation of proxies or vote in opposition to the recommendations of the board of directors, or make a tender offer for inContact;

•	ENH has the right as long as it owns 50% of the common shares acquired from inContact to participate in future financings based on ENH’s percentage stock ownership in inContact;

•

ENH is prohibited from selling any of the shares acquired for a term of 180 days, and is further prohibited, for so long as it owns 5% or more of inContact outstanding common stock from effecting any sales of the shares acquired except in compliance with certain restrictions regarding manner of sale and number of shares sold;

•

ENH has the right as long as it owns 50% of the common shares acquired or 10% of the voting power of outstanding common shares to nominate for election to the board two persons, one of whom must satisfy any requirements imposed by Nasdaq listing standards with respect to independent directors, and furthermore, has the right as long as it owns 5% of the voting power of outstanding common shares to nominate for election to the board one person;

•

Until the earlier of the termination of the Commercial Agreement with Siemens of December 31, 2013 (Or December 31, 2014 if the Commercial Agreement is extended), if any third person makes an offer or proposal to acquire inContact, ENH has the right to receive notice of offer is made and a copy of the agreement for the acquisition (and each subsequent agreement that changes price or material terms) before inContact enters into the agreement, and ENH has a period of six business days in which to make a better offer and, if the offer from ENH is rejected as not better, an additional three business days to submit a topping offer; and

•

If inContact terminates the Commercial Agreement with Siemens for cause, ENH loses the right to participate in future financings of inContact, nominate anyone to the board of directors, or match any offer in the future to acquire inContact.

At the time of the investment by ENH the parties entered into a registration rights agreement. Under that agreement ENH has the right to demand on two occasions in any 12-month period that inContact file a registration statement under the Securities Act of 1933 to permit resale of not less than $1,000,000 market value of common shares held by ENH. Further, ENH has the right to include its common shares in registration statements filed by inContact for sale of its shares or the shares of selling security holders, subject to customary underwriter cutback provisions, except ENH cannot be cutback to less than $20 million of the offering amount or 25% of the aggregate offering amount, whichever is less. The foregoing registration rights are subject to the limitations and restirctions on sale and transfer set forth in the investor rights agreement.

Item 7.01	Regulation FD Disclosure

At a teleconference on June 15, 2011 at 4:30 p.m. EDT, inContact will orally present the script furnished with this report as Exhibit 99.1.

Also furnished with the report as Exhibit 99.2 is the Press Release dated June 15, 2011, entitled “inContact Announces Siemens Enterprise Communications Worldwide Distribution Relationship and Equity Investment,” which was disseminated on that date.

Item 9.01	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document

4.1	Investor Rights Agreement dated June 14, 2011, with Enterprise Networks Holdings, Inc.

10.1	Common Stock Purchase Agreement dated June 14, 2011, with Enterprise Networks Holdings, Inc.

10.2	Registration Rights Agreement dated June 14, 2011, with Enterprise Networks Holdings, Inc.

99.1	Teleconference Script on June 15, 2011 at 4:30 p.m. EDT

99.2	Press Release dated June 15, 2011, entitled, “inContact Announces Siemens Enterprise Communications Worldwide Distribution Relationship and Equity Investment”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: June 15, 2011	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer

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